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                                                                       EXHIBIT 2

Pursuant to Rule 13d-1(k)(1)(iii) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of them.

Dated as of December 27, 2002


                                         HUACHEN AUTOMOTIVE GROUP HOLDINGS
                                         COMPANY LIMITED


                                         By: /s/ Wu Yong Cun
                                             -------------------------
                                             Wu Yong Cun
                                             Attorney-In-Fact


                                         WU XIAO AN

                                             /s/ Wu Xiao An
                                         -----------------------------


                                         HONG XING

                                             /s/ Wu Xiao An
                                         -----------------------------
                                             Attorney-In-Fact


                                         SU QIANG

                                             /s/ Wu Xiao An
                                         -----------------------------
                                             Attorney-In-Fact


                                         HE TAO

                                             /s/ Wu Xiao An
                                         -----------------------------
                                             Attorney-In-Fact